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                                                                   EXHIBIT 10.4

                             LOAN MODIFICATION AGREEMENT

       This Loan Modification Agreement is entered into as of April 9, 1999, by and between Pixelworks, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 14,1998, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of One Million Five Hundred Dollars ($1,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement

       Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, Borrower has agreed not to mortgage, pledge, hypothecate, or otherwise encumber any of its Intellectual Property, pursuant to that certain Negative Pledge Agreement dated August 14, 1998.

       Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.     DESCRIPTION OF CHANGE IN TERMS.

       A.     MODIFICATION(S) TO LOAN AGREEMENT

              1. The following Sections are hereby incorporated into the Loan Agreement to read as follows:

                     2.1.2  REVOLVING ADVANCES.

                     (a) Bank will make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the Foreign Exchange Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.


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                     (b)    To obtain an Advance, Borrower must notify Bank by
facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to that reliance.

                     (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

                     2.1.3  LETTERS OF CREDIT

                     Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $3,000,000. Each Letter of Credit will expire no later than one hundred eighty (180) days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

                     2.1.4 FOREIGN EXCHANGE CONTRACT; FOREIGN EXCHANGE SETTLEMENTS.

                     Borrower may enter foreign exchange contracts (the "Exchange Contract") not exceeding an aggregate amount of $3,000,000 (the "Contract Limit"), under which Bank will sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower may not request any Exchange Contracts if it is out of compliance with any provision of this Agreement. Exchange Contracts must provide for delivery of settlement on or before Revolving Maturity Date. The amount available under the Committed Revolving Line is reduced by the following (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

                     Bank may terminate the Exchange Contracts if (a) an Event of Default occurs or (b) there is not sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its deposit account for the Foreign Exchange Reserve.


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If Bank terminates the Exchange Contracts, Borrower will reimburse Bank for all fees, costs and expenses in connection with the Exchange Contracts.

                     Borrower may not permit the total of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $3,000,000 (the "Settlement Limit") nor may Borrower permit the total of all Exchange Contracts outstanding at any one time, to exceed the Contract Limit. However, the amount which may be settled in any 2 business day period may be increased above the Settlement Limit if:

                     (i) there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve for each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                     (ii) there is insufficient availability under the Committed Revolving Line for settlements within any 2 business day period, but
Bank: (A) verifies good funds overseas before crediting Borrower's deposit account (in the case of Borrower's sale of foreign currency); or (B) debits Borrower's deposit account before delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                     If Borrower purchases foreign currency, Borrower must in advance instruct Bank either to treat the settlement as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

                     Borrower will execute all Bank's standard applications and agreements in connection with the Exchange Contracts and pay all Bank's standard fees and charges.

                     Borrower will indemnity Bank and hold it harmless from all claims, liabilities, demands, obligations, actions, costs and expenses (including reasonable attorneys' fees) which it incurs arising out of or in any way relating to any of the Exchange Contracts or any contemplated transactions.

                     2.1.5  OVERADVANCES.

                     If Borrower's Obligations under Section 2.1.2, 2.1.3 and
2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

                     6.8    FINANCIAL COVENANTS.

                     Borrower will maintain as of the last day of each month:


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                     (i)    QUICK RATIO. A ratio of Quick Assets to Current
Liabilities of at least 1.00 to 1.00.

                     (ii) DEBT/NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 2.00 to 1.00.

                     (iii) TANGIBLE NET WORTH. A Tangible Net Worth of at least $3,700,000, decreasing to $2,900,000, beginning with the month ending July 31, 1999.

              2. Sub-Sections (a) and (b) of Section 2.2 entitled "Interest rate, Payments" is hereby amended in its entirety to read as follows:

                     (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate 0.25 percentage points above the Prime Rate and Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                     (b) Payments. Interest due on the Equipment Advances is payable on the 15th of each month. Interest due on the Committed Revolving Line is payable the 8th of each month. Bank may debit any of Borrower's deposit accounts including Account Number 3300044668 for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payment received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

              3. Section 6.2 entitled "Financial Statements, Reports" is hereby amended in its entirety to read as follows:

                     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 120 days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank (if such financial statements are not audited, then such non-audited financial statements together with copies of tax returns filed with Internal Revenue Services, for the year ended); (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could


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result in damages or costs to Borrower or any Subsidiary of $100,000 or more;
and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

                     (b) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

                     (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

                     (d) Bank has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted after the initial Advance and if an Event of Default has occurred and is continuing.

              4.     The following definitions are hereby incorporated into
Section 13.1 entitled "Definitions" to read as follows:

                     "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

                     "BORROWING BASE" is 80% of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

                     "COMMITTED REVOLVING LINE" is a Credit Extension of up to $3,000,000.

                     "CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, Exchange Contract or any other extension of credit by Bank for Borrower's benefit.

                     "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

                     "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

                     "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.2; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

                     (a) Accounts that the account debtor has not paid within 90 days of invoice date;


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                     (b)    Accounts for an account debtor, 50% or more of whose
Accounts have not been paid within 90 days of invoice date;

                     (c)    Credit balances over 90 days from invoice date;

                     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, except for Tokyo Electron Devices, for which the percentage may be 50% for the amounts that exceed that percentage through September 30, 1999, unless Bank approves in writing;

                     (e) Accounts for which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

                     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

                     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

                     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

                     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

                     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

                     (k) Accounts for which Bank reasonably determines collection to be doubtful.

                     "ELIGIBLE FOREIGN ACCOUNTS" are (i) Phillips, Siemens and Tokyo Electron Devices, (ii) those Accounts for which the account debtor does not have its principal place of business in the United States but are supported by letter(s) of credit acceptable to Bank; or (iii) such other accounts that Bank approves in writing.

                     "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.


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                     "REVOLVING MATURITY DATE" is April 8, 2000.

                     "TANGIBLE NOT WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Fifteen Thousand Dollars ($15,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

       This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 BANK:

PIXELWORKS, INC.                          SILICON VALLEY BANK

By: /s/ Allen H. Alley                    By: /s/ Bruce Helberg
    ------------------------------            --------------------------------


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Name:  Allen H. Alley                     Name:  Bruce Helberg

Title:  President & CEO                   Title:  Vice President


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